Exhibit 107

Calculation of Filing Fee Tables

Form F-3ASR

(Form Type)

Abivax SA

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Ordinary shares, €0.01 nominal value per share	Rule 456(b) and 457(r)	(2)(3)	(3)	(3)	(4)	(4)

	Other	Warrants	Rule 456(b) and 457(r)	(2)(3)	(3)	(3)	(4)	(4)

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—			—	—	—	—

	Total Offering Amounts					(3)		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							—

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share split, share dividend or similar transaction.

(3)	An unspecified maximum aggregate offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices.
(4)

In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) under the Securities Act. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment.